Exhibit 10.47

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 31st day of January, 2012, by and between BMR-3450 MONTE VILLA PARKWAY LLC, a Delaware limited liability company (“Landlord”), and AVI BIOPHARMA, INC., an Oregon corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of July 27, 2009, as amended by that certain Acknowledgement of Term Commencement Date and Term Expiration Date dated as of October 7, 2009, and that certain 1st Amendment to Lease dated as of August 30, 2011 (collectively, and as the same may have been further amended, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 3450 Monte Villa Parkway in Bothell, Washington (the “Building”);

B. WHEREAS, Tenant wants to extend the dates for effectiveness of the Termination Option and the Termination Notice due date; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Amendment to Section 3.2. The first sentence of Section 3.2 of the Lease is amended and restated in its entirety to read as follows:

“Tenant shall have the one-time option to terminate this Lease (the “Termination Option”) effective as of June 1, 2013 (the “Permitted Early Termination Date”) (except for those provisions that expressly survive the expiration or earlier termination of this Lease) upon delivery of written notice to Landlord no later than June 1, 2012 (the “Termination Notice”); provided that Tenant pay to Landlord at the time Tenant delivers to Landlord the Termination Notice a termination fee equal to Two Hundred Seven Thousand Eighty-Nine and 40/100 Dollars ($207,089.40), which Landlord and Tenant agree equals the sum of (a) any unamortized TI Allowance, (b) any unamortized broker fees or commissions and (c) one month of Base Rent at the rate in effect at the time of Tenant’s exercise of the Termination Option (collectively, the “Termination Fee”).”

3. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than EDG Commercial Real Estate, and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any other broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

4. No Default. Tenant represents, warrants and covenants that, to Tenant’s actual knowledge, without inquiry, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

5. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

6. Mortgagee Consent. Landlord represents that there is currently no mortgagee with respect to the Property.

7. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

8. Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-3450 MONTE VILLA PARKWAY LLC, a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

AVI BIOPHARMA, INC., an Oregon corporation

By:	/s/ Christopher Garabedian
Name:	Christopher Garabedian
Title:	Chief Executive Officer

STATE OF WASHINGTON )

                                                : ss.

COUNTY OF KING  )

I certify that I know or have satisfactory evidence that Christopher Garabedian is the person who appeared before me, and s/he acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the CEO of AVI BioPharma, Inc., a corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

Dated this 23rd day of January, 2012.

/s/ Joanne Vlastelica
[Signature of Notary]

[Seal]	Joanne Vlastelica
[Print Name of Notary]

Notary Public in and for the State of
Washington, residing at Edmonds.
My commission expires: 2/19/15.

ACKNOWLEDGMENT

State of California

County of San Diego

On January 31, 2012 before me, Kristen M. White, Notary Public, personally appeared Kevin M. Simonsen, Vice President Real Estate Counsel, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.		[Seal]

Signature:	/s/ Kristen M. White